Exhibit 99.1

Semler Reports Third Quarter 2014 Financial Results

PORTLAND, Ore. – October 31, 2014 – Semler Scientific, Inc. (Nasdaq: SMLR; “Semler”), an emerging medical risk assessment company that develops patented products that assist healthcare providers in monitoring patients and evaluating chronic diseases, today reported financial results for the third quarter and nine months ended September 30, 2014.

“In the third quarter of 2014, Semler’s performance accelerated,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “We moved forward on executing our business model by initiating more relationships with insurance plans, moving pilot trials to completed orders, and expanding installations with established clients.”

FINANCIAL RESULTS

In the three months ended September 30, 2014 compared to the corresponding period of 2013, Semler had:

•	Revenue of $897,000, an increase of $308,000, or 52%, compared to $589,000
•	Cost of revenue of $178,000, an increase of $45,000, or 34%, from $133,000
•	Total operating expenses, which include cost of revenue, of $2,264,000, an increase of $1,178,000, or 108%, compared to $1,086,000
•	Net loss of $1,466,000 or $0.31 per share, an increase of $943,000, or 180%, compared to a net loss of $523,000, or $0.66 per share
•	Net cash of $5,973,000 as of September 30, 2014 compared to $6,554,000 as of June 30, 2014, for a net decrease of $581,000 in the three months ended September 30, 2014

In the nine months ended September 30, 2014 compared to the corresponding period of 2013, Semler had:

•	Revenue of $2,580,000, an increase of $1,087,000, or 73%, compared to $1,493,000
•	Cost of revenue of $504,000, an increase of $228,000, or 83%, from $276,000
•	Total operating expenses, which include cost of revenue, of $5,745,000, an increase of $2,627,000, or 84%, compared to $3,118,000
•	Net loss of $3,315,000, or $0.85 per share, an increase of $1,608,000, or 94%, compared to a net loss of $1,707,000, or $2.17 per share

THIRD QUARTER 2014 HIGHLIGHTS

In the third quarter 2014, Semler announced the appointment of healthcare risk management and business development expert, Aidan M. Collins, to its board of directors and as chairman of its Audit Committee. Semler also added hires in the third quarter to its sales and marketing team.

“Our primary focus for the third quarter and first nine months of 2014 has been to expand our base of clients who are insurance plans with Medicare Advantage patients,” said Dr. Murphy-Chutorian. “During the third quarter, two insurance plans among the top-15 payors in the United States were converted from doing pilot trials to making orders for our product, and another top-15 payor insurance plan expanded the number of their orders of our product,” he continued. Of note, the top 15 payors account for more than 70% of the entire Medicare Advantage market.

Notice of Conference Call

Semler will host a conference call at 11 a.m. EDT, Friday, October 31, 2014. The call will address third quarter results and will provide a business update on Semler’s market outlook and strategies for 2014.

The conference call may be accessed by dialing 877-359-9508 for domestic callers and 224-357-2393 for international callers. Please specify to the operator that you would like to join the "Semler Third Quarter 2014 Financial Results Call, conference ID#: 14920195." The conference call will be archived on Semler's website at semlerscientific.com.

About Semler Scientific, Inc.:

Semler Scientific, Inc. is an emerging medical risk-assessment company. Its mission is to develop, manufacture and market patented products that identify the risk profile of medical patients to allow healthcare providers to capture full reimbursement potential for their services. Semler's first patented and U.S. Food and Drug Administration, or FDA, cleared product, is FloChec™. FloChec™ is used in the office setting to allow providers to measure arterial blood flow in the extremities and is a useful tool for internists and primary care physicians for whom it was previously impractical to conduct blood flow measurements. Semler closed the initial public offering of its common stock on February 26, 2014 and its common stock is now listed on the NASDAQ Capital Market under the ticker symbol “SMLR.” Additional information about Semler can be found at semlerscientific.com.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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